Exhibit 10.11

AMENDMENT NO. 1

TO
EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 1 (this “Amendment”) is entered into effective as of January 13, 2014 (the “Amendment Date”) by and between Nationwide Children’s Hospital, a nonprofit Ohio corporation (“Children’s”), and BioLife Cell Bank, Inc., a Delaware corporation (“Licensee”) (each a “Party” and collectively the “Parties”). This Amendment amends that certain Exclusive License Agreement (the “Original Agreement”) dated October 9, 2013 among the Parties.   In the event of any conflict between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment will control. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Original Agreement.

RECITALS

WHEREAS, the Parties entered into the Original Agreement with respect to the development and marketing of the Licensed Technology; and

WHEREAS, the Parties now desire to extend certain deadlines set forth in Section 7.4 of the Original Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby mutually agree as follows:

1.                                      The second sentence of Section 7.4 of the Original Agreement is amended and restated to read in its entirety as follows:

On or before February 9, 2014, Licensee will complete an asset sell-off of its existing operating cell banking business, file for a name change to AveXis, Inc. (“AveXis”), and complete a Class B capital raise (the “Internal Restructuring”); in addition, within 30 calendar days after Children’s provides written notice to Licensee that the Research Institute has delivered a dosage of the scAAV9-SMN gene therapy product for the treatment of spinal muscular atrophy type 1 under the Licensed Technology to the seventh patient, Licensee will file a registration statement with the U.S. Securities and Exchange Commission for the purpose of becoming a publicly-trading company.

2.                                      The fourth sentence of Section 7.4 of the Original Agreement is amended and restated to read in its entirety as follows:

The Shares or the AveXis Shares, as applicable, shall be non-dilutive until Licensee, or after the Internal Restructuring, AveXis, achieves a One Hundred Million Dollar ($100,000,000.00) market capitalization.

3.                                      The fifth sentence of Section 7.4 of the Original Agreement is amended and restated to read in its entirety as follows:

For the avoidance of doubt, Licensee shall issue additional Shares, or, after the Internal Restructuring, AveXis shall issue additional AveXis Shares to Children’s and OSU for no consideration, from time to time, if necessary to maintain Children’s and OSU’s aggregate three percent (3%) ownership of the outstanding capital stock on a fully-diluted basis in Licensee or AveXis, as applicable but this requirement will terminate once Licensee, or after the Internal Restructuring, AveXis, has reached a market capitalization of One Hundred Million Dollar ($100,000,000.00) or more.

4.                                      The sixth sentence of Section 7.4 of the Original Agreement is amended and restated to read in its entirety as follows:

Once this market capitalization target has been met, the non-dilution protection shall not be reinstated even if Licensee’s or, after the Internal Restructuring, AveXis’ market capitalization thereafter falls below One Hundred Million Dollar ($100,000,000.00).

5.                                      In consideration for the amendment to Section 7.4 of the Original Agreement effectuated by this Amendment, Licensee shall pay $50,000 to Children’s as follows:

(a)                                 $20,000 due and payable upon the 30th day immediately following the Amendment Date;

(b)                                 $10,000 due and payable within ten calendar days after Children’s provides written notice to Licensee that the Research Institute has delivered a dosage of the scAAV9-SMN gene therapy product for the treatment of spinal muscular atrophy type 1 under the Licensed Technology to the first patient;

(c)                                  $10,000 due and payable within ten calendar days after Children’s provides written notice to Licensee that the Research Institute has delivered a dosage of the scAAV9-SMN gene therapy product for the treatment of spinal muscular atrophy type 1 under the Licensed Technology to the second patient; and

(d)                                 $10,000 due and payable within ten calendar days after Children’s provides written notice to Licensee that the Research Institute has delivered a dosage of the scAAV9-SMN gene therapy product for the treatment of spinal muscular atrophy type 1 under the Licensed Technology to the fourth patient.

6.                                      All references in the Original Agreement to “Series A Financing” shall be amended to read “Class B Financing.”

7.                                      Except as expressly set forth in this Amendment, all other agreements, terms, and conditions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have respectively duly executed this Amendment as of the Amendment Date.

NATIONWIDE CHILDREN’S HOSPITAL		BIOLIFE CELL BANK, INC.

By:	/s/ Timothy C. Robinson	By:	/s/ John A. Carbona
Name:	Timothy C. Robinson		John A. Carbona, CEO
Title:	Executive Vice President and Chief
Financial & Administrative Officer